EXHIBIT 99.1

Arbutus to Present AB-729 and AB-836 Data at EASL Congress 2023

WARMINSTER, Pa., June 07, 2023 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq: ABUS), a clinical-stage biopharmaceutical company leveraging its extensive virology expertise to develop novel therapeutics that target specific viral diseases, today announced that two abstracts have been accepted for poster presentations at the European Association for the Study of the Liver (EASL) Congress 2023 taking place June 21 - 24, 2023 in Vienna, Austria.

The accepted abstracts for poster presentations are as follows:

Abstract Number: 4112
Title: Preliminary safety and antiviral activity of AB-729 combination treatment with pegylated interferon alfa-2a (IFN) in virally suppressed, HBeAg-negative subjects with chronic HBV (cHBV) infection
Presenter: Prof. Man-Fung Yuen
Presentation Date: Wednesday, June 21, 2023
Key Findings: AB-729 treatment in virally suppressed cHBV patients was well tolerated and led to mean HBsAg declines of >1.6 log10 after 24 weeks of treatment, comparable to other AB-729 studies. HBsAg levels < 100 IU/mL were noted in 88% of the subjects. This interim data analysis suggests addition of IFN was well tolerated, and AB-729 + IFN appears to result in continued HBsAg declines in most subjects with 2 subjects reaching HBsAg <LLOQ during IFN treatment. More data is needed to assess the overall impact on HBsAg responses.

Abstract Number: 1281
Title: Hepatitis B virus core protein variant profiles observed in chronic hepatitis B patients treated with capsid inhibitor AB-836
Presenter: Christine L. Espiritu
Presentation Date: Saturday, June 24, 2023
Key Findings: HBV DNA was extracted from plasma collected from 48 subjects enrolled in AB-836-001 who were administered various doses of AB-836, to determine the prevalence and impact of HBV core protein variants on virologic response to AB-836 treatment. The results showed no viral breakthrough or enrichment of HBV core protein resistant variants observed in subjects receiving AB-836 for 28 days. Multiple core protein variants at certain amino acid positions were observed to occur at higher frequencies, suggesting viral plasticity at these sites.

Abstracts are available on the EASL Congress 2023 website at https://www.easlcongress.eu/. The posters are expected to be made available to conference attendees at the start of the meeting on June 21, 2023. The posters will be available subsequently on Arbutus’ website at https://www.arbutusbio.com/publications/.

About AB-729

AB-729 is an RNA interference (RNAi) therapeutic specifically designed to reduce all HBV viral proteins and antigens including hepatitis B surface antigen which is thought to be a key prerequisite to enable reawakening of a patient’s immune system to respond to the virus. AB-729 targets hepatocytes using Arbutus’ novel covalently conjugated N-Acetylgalactosamine (GalNAc) delivery technology enabling subcutaneous delivery. Clinical data generated thus far has shown single- and multi-doses of AB-729 to be generally safe and well-tolerated, while also providing meaningful reductions in hepatitis B surface antigen and hepatitis B DNA. AB-729 is currently in multiple Phase 2a clinical trials.

About HBV

Hepatitis B is a potentially life-threatening liver infection caused by the hepatitis B virus (HBV). HBV can cause chronic infection which leads to a higher risk of death from cirrhosis and liver cancer. Chronic HBV infection represents a significant unmet medical need. The World Health Organization estimates that over 290 million people worldwide suffer from chronic HBV infection, while other estimates indicate that approximately 2.4 million people in the United States suffer from chronic HBV infection. Approximately 820,000 people die every year from complications related to chronic HBV infection despite the availability of effective vaccines and current treatment options.

About Arbutus

Arbutus Biopharma Corporation (Nasdaq: ABUS) is a clinical-stage biopharmaceutical company leveraging its extensive virology expertise to develop novel therapeutics that target specific viral diseases. Our current focus areas include Hepatitis B virus (HBV), SARS-CoV-2, and other coronaviruses. To address HBV, we are developing a RNAi therapeutic, an oral PD-L1 inhibitor, and an oral RNA destabilizer to potentially identify a combination regimen with the aim of providing a functional cure for patients with chronic HBV by suppressing viral replication, reducing surface antigen and reawakening the immune system. We believe our lead compound, AB-729, is the only RNAi therapeutic with evidence of immune re-awakening. AB-729 is currently being evaluated in multiple phase 2 clinical trials. We also have an ongoing drug discovery and development program directed to identifying novel, orally active agents for treating coronaviruses, (including SARS-CoV-2), for which we have nominated a compound and have begun IND-enabling pre-clinical studies. In addition, we are also exploring oncology applications for our internal PD-L1 portfolio. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, forward-looking statements). Forward-looking statements in this press release include statements about our future development plans for our product candidates; the expected cost, timing and results of our clinical development plans and clinical trials with respect to our product candidates; and our expectations with respect to the release of data from our clinical trials and the expected timing thereof.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of preclinical studies and clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies, including uncertainties and contingencies related to the ongoing COVID-19 pandemic and patent litigation matters.

Additionally, there are known and unknown risk factors which could cause Arbutus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated pre-clinical studies and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested product candidate; Arbutus may elect to change its strategy regarding its product candidates and clinical development activities; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus’ products; economic and market conditions may worsen; uncertainties associated with litigation generally and patent litigation specifically; Arbutus and its collaborators may never realize the expected benefits of the collaborations; market shifts may require a change in strategic focus; and the ongoing COVID-19 pandemic could significantly disrupt Arbutus’ clinical development programs.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus’ Annual Report on Form 10-K, Arbutus’ Quarterly Reports on Form 10-Q and Arbutus’ continuous and periodic disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors and Media

Lisa M. Caperelli
Vice President, Investor Relations
Phone: 215-206-1822
Email: lcaperelli@arbutusbio.com